Exhibit 21.1

Subsidiaries of SFX Entertainment, Inc.

Domestic	State of Incorporation or Organization

BEATPORT LLC	Colorado

ID&T/SFX North America LLC	Delaware

ID&T/SFX Sensation LLC	Delaware

ID&T/SFX TomorrowWorld LLC	Delaware

PITA I LLC	Delaware

SFX Acquisition, LLC	Delaware

SFX Entertainment International II, Inc.	Delaware

SFX Intermediate Holdco I LLC	Delaware

SFX Intermediate Holdco II LLC	Delaware

SFX-Disco Operating LLC	Delaware

SFXE IP LLC	Delaware

SFX-IDT N.A. Holding II LLC	Delaware

SFX-IDT N.A. Holding LLC	Delaware

SFX-Nightlife Operating LLC	Delaware

International	Jurisdiction of Organization

Accepté Holding B.V.	The Netherlands

B2S Holding B.V.	The Netherlands

I. D. & T. Events B.V.	The Netherlands

ID&T Holding B.V.	The Netherlands

ID&T Participation Holding B.V.	The Netherlands

I-Motion GmbH Events & Communication	Germany

Q-dance B.V.	The Netherlands

Q-Dance Partners B.V.	The Netherlands

Sensation Holding B.V.	The Netherlands

SFXE International Holdings C.V.	The Netherlands

SFXE Netherlands Holdings B.V.	The Netherlands

SFXE Netherlands Holdings Coöperatief U.A.	The Netherlands

SFX-Totem Operating Pty Ltd	Australia